Exhibit (c)(6)
This presentation and the disseminated in any form to any other party without the prior written approval of Keefe, Bruyette & Woods, Inc. Greenville Federal Financial, Corp. Vice President Discussion Materials Prepared for the Board of Directors of: November 18, 2008 Robert J. Toma, CFA, rtoma@kbw.com 614.766.8413 This document contains confidential information which has been prepared by Keefe, Bruyette & Woods, Inc. solely for purposes of this presentation. information contained herein should not be copied, summarized or The improper dissemination of this presentation and related information may result in violations of Federal Securities Laws.

1 Weighted Average $4.41 $3.26 $7.66 $7,924 market pricing for Weight 50.0% 50.0% Valuation Summary: Publicly Traded MHC Implied Price Per Share $8.81 $6.51 Methodology Peer Group Analysis Dividend Discount Model GVFF Weighted Average Public Share Valuation Per Public Share Aggregate (Millions) We weight the peer group analysis and the dividend discount model equally because mutual holding company stocks are highly dependent on the equitysecond step transactions Both analyses are based on the market price to fully converted book value of MHC stocks

Comparable Publicly Traded Midwest MHCs

Criteria: Publicly traded mutual holding companies in the Midwest with assets less than $400 million

Company Information	*Financial Data*									
		Tangible	MRQ				Price		1-Year	Current
	Total	Equity/				Eff.	FC Tg.	LTM	Price	Market
	Assets	Assets	ROAA	ROAE	NIM	Ratio	Book	EPS	Change	Value
Institution Name (Ticker)	($MM)	(%)	(%)	(%)	(%)	(%)	(%)	(x)	(%)	11/11/08
1 United Community Bancorp (MHC) - (UCBA)	376.1	14.5	0.41	2.84	2.91	77.1	72.6	NM	(36.9)	7.82
2 LaPorte Bancorp, Inc. (MHC) - (LPSB)	362.2	10.2	(1.16)	(9.13)	3.06	79.9	57.2	NA	(25.8)	5.75
3 Cheviot Financial Corp. (MHC) - (CHEV)	328.8	20.5	0.55	2.67	2.78	76.5	70.0	63.9	(31.4)	8.30
4 Jacksonville Bancorp, Inc. (MHC) - (JXSB)	294.6	6.9	0.68	8.88	3.05	79.3	63.8	12.3	(18.2)	9.00
5 AJS Bancorp, Inc. (MHC) - (AJSB)	249.3	11.3	0.28	2.44	2.56	83.8	72.7	NM	(31.9)	16.00
6 Kentucky First Federal Bancorp (MHC) - (KFFB)	241.7	19.6	0.51	2.09	2.55	70.3	92.9	68.6	(4.1)	9.60
7 Ottawa Savings Bancorp, Inc. (MHC) - (OTTW)	209.0	10.1	0.49	4.80	2.24	72.3	67.7	23.3	(7.0)	10.00
8 Equitable Financial Corp. (MHC) - (EQFC)	207.4	8.8	(0.13)	(1.56)	2.47	112.5	79.1	NM	(9.7)	7.90
9 Mid-Southern Savings Bank, FSB (MHC) - (MSVB)	173.4	10.4	0.69	6.66	2.32	63.0	53.1	13.4	(39.8)	9.54
10 Ben Franklin Financial, Inc. (MHC) - (BFFI)	116.6	13.4	(0.25)	(1.83)	2.73	101.9	64.0	NM	(27.5)	7.00
11 MainStreet Financial Corporation (MHC) - (MSFN)	107.8	5.4	(1.10)	(17.97)	2.32	118.0	34.8	NM	(60.6)	3.15
12 Webster City Federal Bancorp (MHC) - (WCFB)	90.4	16.4	(1.35)	(8.09)	3.40	101.5	93.0	NM	(11.8)	9.75
13 Sugar Creek Financial Corp. (MHC) - (SUGR)	89.3	10.3	0.27	2.61	2.35	89.3	67.1	NM	4.2	9.90
14 Mutual Federal Bancorp, Inc. (MHC) - (MFDB)	74.5	35.0	(0.56)	(1.54)	4.03	85.8	68.9	NM	(22.1)	9.00
Average:	**208.7**	**13.8**	**(0.05)**	**(0.51)**	**2.77**	**86.5**	**63.8**	**36.3**	**(23.0)**	
Median:	**208.2**	**10.9**	**0.28**	**2.27**	**2.65**	**81.9**	**67.7**	**23.3**	**(23.9)**	
Greenville Federal Financial Corp (MHC) - (GVFF)	**121.6**	**16.9**	**0.47**	**2.72**	**3.37**	**81.8**	**51.2**	**NM**	**(33.3)**	**6.00**
									Value Implied by Peers	**8.81**

Pricing as of 11/11/08
Source: SNL Financial, LC

ROAA - Return on average assets
ROAE - Return on average equity

EPS - Earnings per share
LTM - Last twelve months

2

Dividend Discount Model

Dividend Discount Model

	3 Mos End 9/30/2008	Est. FYE 6/30/2009	6/30/2010	6/30/2011	6/30/2012	6/30/2013	6/30/2014	CAGR
			Projected Years					
Financial Projections								
Assets	121,610	133,771	147,148	161,863	178,049	195,854	215,440	10.0%
Tangible Equity ($000s)	20,554	20,898	21,281	21,704	22,167	22,678	23,242	2.1%
MHC Shares Outstanding	1,264,126	1,264,126	1,264,126	1,264,126	1,264,126	1,264,126	1,264,126	
Total Shares Outstanding	2,298,411	2,298,411	2,298,411	2,298,411	2,298,411	2,298,411	2,298,411	
FC TBV per Share	$ 11.42	$ 11.82	$ 12.41	$ 13.06	$ 13.78	$ 14.58	$ 15.47	5.5%
Assumed Price / FC TBV per Share	46.9%	50.0%	55.0%	60.0%	65.0%	70.0%	75.0%	
Implied Stock Price	$ 5.36	$ 5.91	$ 6.83	$ 7.84	$ 8.96	$ 10.21	$ 11.61	14.4%
Cash Flows to Minority Shareholders								
Cash Dividends Paid	$ -	$ 0.28	$ 0.30	$ 0.33	$ 0.37	$ 0.40	$ 0.44	
Terminal Stock Price	$ -	$ -	$ -	$ -	$ -	$ -	$ 11.61	
Cash Flows to Shareholders	**$ -**	**$ 0.28**	**$ 0.30**	**$ 0.33**	**$ 0.37**	**$ 0.40**	**$ 12.05**	
ROAA		0.50%	0.50%	0.50%	0.50%	0.50%	0.50%	
EPS		$ 0.28	$ 0.30	$ 0.33	$ 0.37	$ 0.40	$ 0.44	
Dividend Payout Ratio		46%	45%	45%	45%	45%	45%	

Net Present Value ($MMs)	**8.2**
Net Present Value per Public Share	**$6.51**

Assumptions

Current Stock Price	5.36
Discount Rate	12.0%
Asset Growth Rate	10.0%
Net Income Growth	10.0%

Sensitivity Analysis

Terminal Fully-converted Tangible Book Value Ratio

Discount Rate	65%	70%	75%	80%	85%
10%	6.19	6.74	7.32	7.95	8.63
11%	5.84	6.35	6.90	7.50	8.13
12%	5.51	6.00	**6.51**	7.07	7.67
13%	5.21	5.66	6.15	6.67	7.23
14%	4.92	5.35	5.81	6.30	6.82

KBW

Fully converted book value = ((Current Market Value x MHC Shares x 0.84) + Current Equity) / Shares Outstanding

3

4% Public Shares 3.07% 2.13% 1.64% 1.46% 1.16% 1.16% 0.89% 0.68% 12.20% 6.10% 18.29% 0.53% 2.37% 1.50% 2.17% 4.46% 5.13% 16.96% 33.13% 60.77% 100.00% Shares Held 31,799 22,000 17,000 15,136 12,000 12,000 9,200 7,000 126,135 63,068 189,203 5,487 24,562 15,540 22,488 46,140 53,036 175,400 342,653 628,564 1,034,285 Number of Holders 210 76 43 7 20 9 8 373 50 374 Shareholder Analysis gistered Shareholders Susan J. Allread Richard John O’Brien Sub-total Insiders gistered Shareholders with: Less than 100 shares 101 — 500 shares 501 — 1,000 shares 1,001 — 2,000 shares 2,001 — 5,000 shares 5,001 — 10,000 shares Greater than 10,000 shares Total Re Insider Ownership David M. Kepler David R. Wolverton Eunice F. Steinbrecher David T. Feltman George S. Luce Jr. James W. Ward ESOP Total Inside Ownership Re Shares in Street Name (assumes 50 brokers) Total including ESOP Insider positions taken from public filings. Registered shareholder information provided by GVFF.

550% 517,143 Shares 3,620 3,749 3,879 4,008 4,137 4,266 4,396 45%465,428 Shares 3,258 3,374 3,491 3,607 3,723 3,840 3,956 40%413,714 Shares 2,896 2,999 3,103 3,206 3,310 3,413 3,517 35%362,000 Shares 2,534 2,624 2,715 2,805 2,896 2,986 3,077 Total Cost ($000s) 30%310,286 Shares 2,172 2,250 2,327 2,405 2,482 2,560 2,637 25%258,571 Shares 1,810 1,875 1,939 2,004 2,069 2,133 2,198 4.00% 34% $150,000 20%206,857 Shares 1,448 1,500 1,551 1,603 1,655 1,707 1,758 15%155,143 Shares 1,086 1,125 1,164 1,202 1,241 1,280 1,319 Sample Tender Analysis 57.5% 59.0% 60.4% 61.9% 63.3% 64.7% 66.0% Price/FC Tg. Book Cost of funding: Tax Rate: AT Savings from Deregistration: Premium Over CMV 16.7% 20.8% 25.0% 29.2% 33.3% 37.5% 41.7% Tender Price 7.00 7.25 7.50 7.75 8.00 8.25 8.50 Assumptions $ $ $ $ $ $ $

68.50 1.37% 1.87% 2.40% 2.95% 3.53% 4.15% 4.80% 5.49% 8.50 28.37% 29.22% 30.12% 31.07% 32.07% 33.13% 34.25% 35.43% 8.25 1.52% 2.08% 2.67% 3.28% 3.93% 4.62% 5.34% 6.11%8.25 28.55% 29.48% 30.45% 31.47% 32.56% 33.70% 34.91% 36.20% 8.00 1.68% 2.29% 2.94% 3.62% 4.33% 5.09% 5.88% 6.73%8.00 28.74% 29.73% 30.78% 31.88% 33.04% 34.27% 35.58% 36.96% Buyback Price/Share 7.75 1.83% 2.50% 3.21% 3.95% 4.73% 5.56% 6.43% 7.35%Buyback Price/Share 7.75 28.93% 29.99% 31.11% 32.29% 33.53% 34.85% 36.24% 37.72% Accretion / (Dilution) to FC BV / Share 7.50 1.99% 2.71% 3.48% 4.28% 5.13% 6.02% 6.97% 7.97%Accretion / (Dilution) to Diluted EPS 7.50 29.12% 30.25% 31.44% 32.69% 34.02% 35.42% 36.90% 38.48% 7.25 2.14% 2.93% 3.75% 4.62% 5.53% 6.49% 7.51% 8.59%7.25 29.31% 30.51% 31.77% 33.10% 34.51% 36.00% 37.57% 39.24% Sensitivity Analysis 7.00 2.30% 3.14% 4.02% 4.95% 5.93% 6.96% 8.05% 9.21%7.00 29.49% 30.76% 32.10% 33.51% 35.00% 36.57% 38.23% 40.00% 2.94% 15.0% 20.0% 25.0% 30.0% 35.0% 40.0% 45.0% 50.0% 0.308 15.0% 20.0% 25.0% 30.0% 35.0% 40.0% 45.0% 50.0% Percentage Percentage

7 8.50 1.307x 1.329x 1.353x 1.379x 1.407x 1.439x 1.474x 1.513x 8.50 4.44% 6.17% 8.07% 10.14% 12.43% 14.95% 17.75% 20.88% 8.25 1.310x 1.333x 1.357x 1.385x 1.415x 1.448x 1.484x 1.526x 8.25 4.65% 6.47% 8.45% 10.63% 13.02% 15.66% 18.60% 21.88% 8.00 1.313x 1.336x 1.362x 1.391x 1.422x 1.457x 1.495x 1.538x 8.00 4.86% 6.76% 8.84% 11.11% 13.61% 16.38% 19.45% 22.88% Buyback Price/Share 7.75 1.315x 1.340x 1.367x 1.397x 1.429x 1.466x 1.506x 1.551x Buyback Price/Share 7.75 5.07% 7.06% 9.23% 11.60% 14.21% 17.09% 20.30% 23.88% Pro Forma 2nd Step Exchange Ratio 7.50 1.318x 1.344x 1.372x 1.403x 1.437x 1.475x 1.516x 1.563x 7.50 5.29% 7.36% 9.61% 12.08% 14.80% 17.81% 21.15% 24.88% 7.25 1.320x 1.347x 1.377x 1.409x 1.444x 1.484x 1.527x 1.576x Accretion / (Dilution) to 2nd Step Exchange Ratio 7.25 5.50% 7.65% 10.00% 12.57% 15.40% 18.52% 22.00% 25.88% Sensitivity Analysis 7.00 1.323x 1.351x 1.382x 1.415x 1.452x 1.492x 1.538x 1.588x 7.00 5.71% 7.95% 10.38% 13.05% 15.99% 19.24% 22.85% 26.88% 1.362 15.0% 20.0% 25.0% 30.0% 35.0% 40.0% 45.0% 50.0% 8.84% 15.0% 20.0% 25.0% 30.0% 35.0% 40.0% 45.0% 50.0% Percentage Percentage

8 8.50 15.88% 15.54% 15.19% 14.84% 14.48% 14.13% 13.77% 13.40% 8.25 15.91% 15.57% 15.23% 14.89% 14.55% 14.20% 13.85% 13.50% 8.00 15.94% 15.61% 15.28% 14.95% 14.61% 14.28% 13.94% 13.59% Buyback Price/Share 7.75 15.96% 15.65% 15.33% 15.00% 14.68% 14.35% 14.02% 13.69% 7.50 15.99% 15.68% 15.37% 15.06% 14.74% 14.43% 14.11% 13.79% Pro Forma Tangible Equity / Tangible Assets 7.25 16.02% 15.72% 15.42% 15.11% 14.81% 14.50% 14.19% 13.88% Tangible Equity / Tangible Assets at 9/30/2008: 16.90% Sensitivity Analysis 7.00 16.04% 15.76% 15.46% 15.17% 14.87% 14.58% 14.28% 13.98% 0.153 15.0% 20.0% 25.0% 30.0% 35.0% 40.0% 45.0% 50.0% Percentage

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